Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY
LKQ CORPORATION

Offers to Exchange the Registered Notes Set Forth Below that
Have Been Registered Under the United States Securities Act of 1933, as
Amended, for Any and All Outstanding
Restricted Notes Set Forth Opposite the Corresponding
Registered Notes

Registered/Exchange Notes	Restricted/Original Notes
$800,000,000 5.750% Senior Notes due 2028 (CUSIP No. 501889 AD1)	$800,000,000 5.750% Senior Notes due 2028 (CUSIP Nos. 501889 AC3 and U5463T AB8)
$600,000,000 6.250% Senior Notes due 2033 (CUSIP No. 501889 AF6)	$600,000,000 6.250% Senior Notes due 2033 (CUSIP Nos. 501889 AE9 and U5463T AC6)
PURSUANT TO THE PROSPECTUS DATED , 2023
This Notice of Guaranteed Delivery or a form substantially equivalent hereto must be used by registered holders of outstanding 5.750% Senior Notes due 2028 (the “2028 Original Notes”) and 6.250% Senior Notes due 2033 (the “2033 Original Notes” and, together with the 2028 Original Notes, the “Original Notes”) of LKQ Corporation (“LKQ”) to accept the exchange offer of LKQ (the “Exchange Offer”) made pursuant to the prospectus dated , 2023 (the “Prospectus”), if Original Notes are not immediately available or if their Original Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) cannot be delivered to U.S. Bank Trust Company, National Association (the “Exchange Agent”), prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mail to the Exchange Agent as set forth below. See “The Exchange Offer—Guaranteed Delivery Procedures” in the Prospectus. Capitalized terms not defined herein are defined in the Prospectus.
THE EXCHANGE OFFER WILL EXPIRE AT 5:00P.M., NEW YORK CITY
TIME, ON , 2023 (THE “EXPIRATION DATE”), UNLESS
EXTENDED BY LKQ IN ITS SOLE DISCRETION. TENDERS OF
ORIGINAL NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO
5:00P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.
Exchange Agent:
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

By First Class Mail:	By Courier or Overnight Delivery:
U.S. Bank Trust Company, National Association	U.S. Bank Trust Company, National Association
Attention: Specialized Finance	Attention: Specialized Finance
60 Livingston Avenue - EP-MN-WS2N	111 Fillmore Avenue
St. Paul, Minnesota 55107-2292	St. Paul, Minnesota 55107-1402

Facsimile (for eligible institutions only):	To Confirm by Telephone or for Information:
(651) 466-7372	(800) 934-6802
FOR ANY QUESTIONS REGARDING THIS NOTICE OF GUARANTEED DELIVERY OR FOR ANY ADDITIONAL INFORMATION, YOU MAY CONTACT THE EXCHANGE AGENT BY TELEPHONE AT 800-934-6802.
DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION

TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY
Ladies and Gentlemen:
The undersigned hereby tender(s) to LKQ, upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Original Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus.
The undersigned understand(s) that tenders of Original Notes will be accepted only in authorized denominations of $2,000 and integral multiples of $1,000 in excess thereof. The undersigned understand(s) that tenders of Original Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time on the Expiration Date. Tenders of Original Notes may also be withdrawn if the Exchange Offer is terminated without any such Original Notes being purchased thereunder or as otherwise provided in the Prospectus.
All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

PLEASE SIGN AND COMPLETE

Signature(s) of Registered Holder(s) or Authorized Signatory:	Name(s) of Registered Holder(s):

Principal Amount of Original Notes Tendered:	Address:

Area Code and Telephone No.:

Certificate No(s). of Original Notes (if available):
If Original Notes will be delivered by book-entry transfer at The Depository Trust Company (“DTC”), Euroclear Bank S.A./N.V., as operator of the Euroclear system (“Euroclear”), or Clearstream Banking S.A. (“Clearstream”), insert DTC, Euroclear or Clearstream Account No.:

Date:

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Original Notes exactly as its (their) name(s) appear on certificates for Original Notes or on a security position listing as the owner of Original Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.
PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:

Address(es):

DO NOT SEND ORIGINAL NOTES WITH THIS FORM. ORIGINAL NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.
GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)
The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority or a commercial bank or trust company having an office or a correspondent in the United States or an “eligible guarantor institution” as defined by Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) hereby (a) represents that each holder of Original Notes on whose behalf this tender is being made “own(s)” the Original Notes covered hereby within the meaning of Rule 14e-4 under the Exchange Act, (b) represents that such tender of Original Notes complies with such Rule 14e-4, and (c) guarantees that, within three New York Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal, together with certificates representing the Original Notes covered hereby in proper form for transfer and required documents will be deposited by the undersigned with the Exchange Agent.

THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND ORIGINAL NOTES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

Name of Firm:	Authorized Signature

Address:	Name:

Title:

Area Code and Telephone No.	Date:
INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY
1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and all other required documents is at the election and risk of the tendering holders. The delivery will be deemed made only when actually received or confirmed by the Exchange Agent. As an alternative to delivery by mail, holders may wish to consider overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date.
2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Original Notes referred to herein, the signature(s) must correspond exactly with the name(s) as written on the face of the certificates for such Original Notes without any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of DTC whose name appears on a security position listing as the holder of such Original Notes, the signature must correspond exactly with the name shown on the security position listing as the holder of such Original Notes.
If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Original Notes listed or a participant of DTC, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name(s) of the registered holder(s) appear(s) on the certificates for the Original Notes or signed as the name of the participant is shown on DTC’s security position listing.
If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Issuer, submit with the Letter of Transmittal evidence satisfactory to the Issuer of such person’s authority to so act.
3. Requests for Assistance or Additional Copies. Questions relating to the procedures for tendering, as well as requests for additional copies of the Prospectus, the Letter of Transmittal and this Notice of Guaranteed Delivery, may be directed to the Exchange Agent at the address and telephone number set forth on the front cover.